REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement (this "Agreement") is made and entered into as of September 30, 1999 by and among Netopia, Inc., a Delaware corporation ("Netopia"), and the persons and entities listed on Exhibit A attached hereto (the "Stockholders," and each individually a "Stockholder"), each of whom immediately prior to the effective time of the Merger (defined below) was a Stockholder of StarNet Technologies, Inc., a California corporation ("StarNet").

                                   BACKGROUND

         A. StarNet, Netopia and SN Merger Corporation, a Delaware corporation ("Sub") and a wholly-owned subsidiary of Netopia, have entered into an Agreement and Plan of Reorganization dated as of September 28, 1999 (the "Plan"), pursuant to which StarNet shall merge with and into Sub in a forward triangular merger (the "Merger"), with Sub to be the surviving corporation. The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Plan.

         B. As a condition to the consummation of the Merger, the Plan provides that each Stockholder who executes and delivers this Agreement shall be granted certain registration rights with respect to those shares of Netopia Common Stock issued to such Stockholders in the Merger, on the terms, and subject to the conditions and limitations set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       REGISTRATION RIGHTS.

                  1.1      Definitions.  For purposes of this Section 1:

                           (a)      Founder. The term "Founder" means Sanjay
Dhawan, Jayant Kadambi, Mark Mah, and Ayyappan Sankaran.

                           (b) Holder. The term "Holder" means any person owning
of record at the time in question, Registrable
Shares.

                           (a)      Registration.  The  terms  "register,"
"registration" and "registered" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such Registration Statement.

                  1.2 Registration. As soon as reasonably practicable, but in any event no later than the later of 15 days after the Closing of the Merger, or five days after all documents required to be filed with the Registration Statement (including, without limitation, required financial statements and


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

auditors' consents) have been made available to Netopia, Netopia shall use its best efforts to file a Registration Statement on Form S-3 (or other available form) with the U.S. Securities and Exchange Commission ("SEC") covering the resale of the Netopia Common Stock issuable pursuant to the Plan (the
"Registrable Shares"). Netopia shall use all reasonable efforts to promptly obtain all documents required to be filed with the Registration Statement. Subject to the provisions of 1.7 of this Agreement restricting sales during a Blackout Period, when an event occurs which is required to be set forth in an amendment to the Registration Statement, Netopia shall promptly inform the Stockholders of such occurrence and will file with the SEC such amendment.

                  1.3   Expenses.   Netopia   will  pay  all   expenses  of  any
registration effected under this Section 1, other than the fees and expenses of counsel to the Stockholders.

                  1.4 Termination of Registration. Netopia shall use its best efforts to maintain the effectiveness of the Registration Statement for up to three hundred and sixty-five (365) days from the effective date of the Registration Statement but may terminate the Registration Statement sooner (a) at such time as all of the Registrable Shares covered by the Registration Statement have been sold, or (b) as to any particular Holder, at such time as, in the reasonable opinion of Netopia's counsel, Holder may publicly sell all of the Registrable Shares held by such Holder in any 90 day period without regard to volume restrictions under Rule 144 under the 1933 Act.

                  1.5 Agreement Not to Sell. Except for sales made in compliance with Rule 144 of the the 1933 Act, until a Form S-3 has been filed and declared effective, Stockholder will not sell any Registrable Shares publicly on the Nasdaq Stock Market or any other stock exchange or market system on which securities of the same class as the Registrable Shares are traded.

                  1.6 Sale Notice. Stockholder shall give at least two business days' prior written notice (a "Sale Notice") to Netopia of any proposed sale of any Registrable Shares pursuant to any registration and shall not make such sale
(i) unless such two business days lapse without response from Netopia, (ii) during any Specified Blackout Period (except for Holders who are not Affiliated Stockholders, as defined below) or Other Blackout Period as described below, or
(iii) if Netopia responds within such two business day period by stating that a prospectus supplement or post-effective amendment will be filed pursuant to this Agreement or that it is necessary for Netopia to make an appropriate filing under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so as to cause the prospectus to become current, until Netopia has notified Stockholder that any such post-effective amendment has become effective, prospectus supplement has been filed or 1934 Act filing has been made. If Netopia determines that an amendment, supplement or 1934 Act filing will be prepared or filed as provided above, it will cause the amendment, supplement or filing to be made as soon as practicable thereafter and, in all events, within 45 days from the date of delivery of the Sale Notice and, in the case of an amendment, become effective as soon as practicable and will notify Stockholder promptly when such filing has been made and, in the case of an amendment, become effective. A Sale Notice shall be effective for 30 days after the date upon which Stockholder is first entitled to sell the Registrable Shares proposed for sale following a Sale Notice.

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

                  1.7 Blackout Period. Notwithstanding any other provision of this Agreement, Stockholder acknowledges that Netopia has insider trading policies that prohibit certain persons from acquiring or disposing of securities of Netopia during certain specified periods because of the likelihood of the existence of a material development or potential material development involving Netopia which has not been publicly disclosed ("Material Nonpublic Information") (such specified periods referred to as "Specified Blackout Periods"), and that at other times when such a person indicates a desire to acquire or dispose of securities of Netopia, Netopia may advise against, and/or prohibit such persons from, engaging in such transaction because of the existence of Material Nonpublic Information that in Netopia's reasonable judgment would require a prospectus supplement or post-effective amendment to be filed with the SEC, until (i) such information is no longer Material Nonpublic Information or (ii) until further public disclosures (including, without limitation, an amendment or supplement to a registration statement or a 1934 Act filing) of such information are made (such periods when Netopia advises against and/or prohibits such transactions are referred to as "Other Blackout Periods"). Each Stockholder agrees that at any time that the Stockholder is an employee, officer or director of Netopia following the Merger (each, an "Affiliated Stockholder"), Stockholder will not sell any Registrable Shares during any Specified Blackout Period. In addition, each Stockholder agrees that Netopia may delay Stockholder's ability to sell Registrable Shares pursuant to the Form S-3 if Netopia delivers a certificate in writing to Stockholder (a "Blackout Notice") to the effect that an Other Blackout Period is in effect. In such an event, Stockholder shall immediately cease any sales of Registrable Shares and shall not sell any further Registrable Shares from the period commencing with receipt of the Blackout Notice and ending upon receipt of the notice referred to in the next sentence that the Other Blackout Period has terminated. If Stockholder has delivered a Sale Notice and Netopia has delivered a Blackout Notice, then Netopia shall notify Stockholder promptly but in no event later than two (2) business days following the termination of any Other Blackout Period.

                  1.8 Cooperation by Stockholder. It will be a condition precedent to the obligations of Netopia to register any Registrable Shares pursuant to this Agreement that Stockholder furnish to Netopia for inclusion in the S-3 registration statement such information regarding Stockholder and the Registrable Shares and the intended method of disposition of such securities as shall be required to timely effect the registration of the Registrable Shares.

                  1.9 Manner of Sales. Stockholder will sell the Registrable Shares pursuant to the Form S-3 only in "brokers' transactions" (as defined in Rule 144 under the 1933 Act).

                  1.10.  Obligations  of Netopia.  Subject to the  provisions of
Section 14.7, Netopia shall, as expeditiously as reasonably possible, take the following actions.

                  (a) Amendment, Supplements. Netopia will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as Netopia determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable. Netopia will notify Stockholder promptly when a prospectus, any prospectus supplement or post-effective amendment has been filed and, with respect to any post-effective amendment, when the same has become effective.

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

                  (b) Copies of Prospectus. Netopia will furnish to Stockholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by it that are included in such registration.

                  1.11 Termination of Netopia's Obligations. Netopia shall have no obligations pursuant to Sections 1.2 with respect to any Registrable Shares proposed to be sold by a Stockholder in a registration pursuant to Section 1.2 if, in the reasonable opinion of counsel to Netopia, all such Registrable Shares proposed to be sold by a Stockholder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act. ("Rule 144(k) Shares") At such time as such Registrable Securities constitute Rule 144(k) Shares, upon the request of a Holder of Rule 144(k) Shares (accompanied, if Netopia requests, by an opinion of counsel reasonably satisfactory to Netopia that such shares constitute Rule 144(k) Shares), Netopia will remove any restrictive federal legend from certificates representing Rule 144(k) Shares.

                  1.12     Restrictions on Resale.

                  (a) StarNet Founders. StarNet's Founders shall not sell any Netopia Common Stock that the StarNet Founder receives in exchange for outstanding StarNet capital stock pursuant to the Merger (the "Merger Shares") until January 25, 2000, at which time each Founder may sell up to a maximum of fifty percent (50%) of such Founder's Merger Shares. Each Founder may sell the remaining fifty percent (50%) of his Merger Shares after April 25, 2000. At all times, any sales of Netopia Common Stock by a Founder will be subject to Netopia's Stock Trading Policy (including but not limited to Netopia's Trading Window for employees, and prohibitions against insider trading). Each Founder agrees to sell any of his Netopia shares only through Netopia's investment bankers and market makers.

                  (b) Holders of StarNet Preferred Stock. Each former holder of StarNet Preferred Stock who sells twenty-five thousand (25,000) or more shares of Netopia stock in any single transaction shall place and execute such sales only through Netopia's investment bankers and market makers.

         2.       ASSIGNMENT AND AMENDMENT.

                  2.1 Assignment. Notwithstanding anything herein to the contrary, the rights of a Holder under this Agreement may be assigned only with Netopia's express prior written consent, which may be withheld in Netopia's sole discretion; provided, however, that the rights of a Holder under this Agreement may be assigned without Netopia's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that any assignee described in this sentence agrees in writing to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under this Agreement without Netopia's express prior written consent in a situation in which such consent is required by this Section shall be null and void and


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

without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" of a Holder for purposes of this Section 2: (a) a trust whose beneficiaries consist solely of such Holder or such Holder's immediate family; (b) the personal representative (such as an executor of such Holder's will), custodian or conservator of such Holder, in the case of the death, bankruptcy or adjudication of incompetency of such Holder; (c) partners of such Holder (if such Holder is a partnership); or (d) another Holder or the Permitted Assigns of another Holder.

                  2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Netopia and Holders holding a majority of the aggregate number of outstanding Registrable Shares held by all Holders at the time of such amendment or waiver. Any amendment or waiver effected in accordance with this
Section 2.2 shall be binding upon each Stockholder, each Holder, each permitted successor or assignee of such Stockholder or Holder and Netopia; provided, however, that any such amendment or waiver shall not increase the obligation of any Holder without the specific written consent of such Holder.

         3.       GENERAL PROVISIONS.

                  3.1 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered, one business day after transmission by telecopier with confirmation of receipt, five (5) days after mailing if sent by mail, and one
(1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

If to Netopia:                   Netopia, Inc.
                                 2470 Mariner Square Loop
                                 Alameda, CA 94501
                                 Attention:  David A. Kadish
                                 Fax Number:  (510) 814-5021


With a copy to:                  Fenwick & West LLP
                                 Two Palo Alto Square
                                 Palo Alto, California 94306
                                 Attention:  C. Kevin Kelso
                                 Fax:  (650) 494-1417

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

If to the Representative:        Sanjay Dhawan
                                 33701 Whimbrel Road
                                 Fremont, CA 94555

With a copy to:                  Venture Law Group
                                 2775 Sand Hill Road
                                 Menlo Park, CA 94025
                                 Attention: Tae Hea Nahm
                                 Fax:  (650) 233-8386


If to a Stockholder, at such Stockholder's address as set forth on Exhibit A hereto.


                  3.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  3.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware except for those provisions governing conflict of laws, notwithstanding that one or more of the parties to this Agreement is now, or may hereafter become, a resident or citizen of a different State. Each party irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts for Alameda County, California in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default of this Agreement, or otherwise arising under or by reason of this Agreement, and agrees that service of process in any such action may be effected by the means provided in this Agreement for delivery of notices.

                  3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  3.6  Successors  And  Assigns.  Subject to the  provisions  of
Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  3.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  3.8   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  3.10 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  3.11 Effectiveness of Agreement. Regardless of when signed, this Agreement will not become effective or binding unless and until the Effective Time of the Merger.


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




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


NETOPIA, INC.


By:    ___________________________

Name:  ___________________________

Title: ___________________________




STOCKHOLDERS




_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



              [Signature Page #1 To Registration Rights Agreement]




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_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:



_________________________________         __________________________________
Name:                                     Name:











              [Signature Page #2 To Registration Rights Agreement]




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                                    Exhibit A

                            SCHEDULE OF STOCKHOLDERS

                    Name and Address                 Registerable Netopia Shares


             Basil and Danielle Alwan                            6683
             121 Alta Tierra Court
             Los Gatos, CA 95032


             Duke Daniel Cho                                     2381
             20200 Lucille Avenue #99
             Cupertino, CA 95014


             Yogesh Ashok Dandekar and                            939
             Tejaswini Yogesh Dandekar
             575 E. Remington Drive # 223F
             Sunnyvale, CA 94087


             Robert De Mong                                       563
             7044 Via Serena
             San Jose, CA 95139


             Vinod K. Dham                                       6,683
             44333 Parkmeadow Drive
             Fremont, CA 94539


             Sanjay and Anjali Dhawan                           66,838
             33701 Whimbrel Road
             Fremont, CA 94555


             Casie Kooi-Chin Ho                                  1,670
             2201 O'Toole Avenue
             San Jose, CA 95131


             Gopalan S. Iyer                                     2,993
             40819 Capa Drive
             Fremont, CA 94539


             Jayant Kadambi                                     33,419
             1775 Milmont Drive # B-107
             Milpitas, CA 95035

             Mark Mah and Ching Yong Mah                        33,419
             1504 Oyama Drive
             San Jose, CA 95131


             Ajmer Singh Mann and                                 250
             Narinder Pal Mann
             217 Chatswood Court
             Roseville, CA 95678


             Tae Hea Namn and                                     501
             Rosemarie Namn
             235 E. Edith Ave.
             Los Altos, CA 94022


             Ayyappan Sankaran and                              25,481
             Anjali Ayyappan
             6306 Skywalker Drive
             San Jose, CA 95135


             Philip Simmons                                      3,557
             1527 Bergerac Drive
             San Jose, CA 95118


             Linh T. Tran                                        1,524
             3450 Brushcreek Way
             San Jose, CA 95121


             VLG Investments 1998                                1,169
             2800 Sand Hill Road
             Menlo Park, CA 94025


             Tuan T. Vu                                          1,065
             4247 Monet Circle
             San Jose, CA 95136


             Wong Chun Win                                       1,670
             c/o Casie Kooi-Chin Ho
             2210 O'Toole Avenue
             San Jose, CA 95131


             O'Connors Holdings Pte. Ltd                        33,419
             c/o Casie Kooi-Chin Ho
             2210 O'Toole Avenue
             San Jose, CA 95131


             Wearnes Technology Pte. Ltd.                       223,617
             c/o Casie Kooi-Chin Ho
             2210 O'Toole Avenue
             San Jose, CA 95131


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